                                                   AMERICASBANK CORP.
                                                   CONTACT:   MARK H. ANDERS
                                                   PHONE:      443-921-0804
                                                   WEBSITE: WWW.AMERICASBANK.COM

                      AMERICASBANK EXPANSION CONTINUES WITH
             ANNOUNCEMENT OF PRESIDENT FOR ANNAPOLIS COMMUNITY BANK


TOWSON, Md. (May 31, 2007) AmericasBank, a subsidiary of AmericasBank Corp. (Nasdaq: AMAB), has hired Eric W. Edstrom as President of Annapolis Community Bank, an operating division of the bank, President and CEO Mark H. Anders announced today.

Earlier this month, AmericasBank announced its plan to open three to five community banking centers in central Maryland. Each banking center will be independently-operated and marketed under its own trade name as a division of AmericasBank. AmericasBank's application to open the Annapolis banking center was recently approved by State of Maryland's Division of Financial Regulation and by the Federal Reserve Bank of Richmond.

Edstrom's appointment marks the second significant leadership addition in two weeks for AmericasBank, which last Monday announced the hiring of Ellen R. Fish to head up the Company's first community banking center, Towson Community Bank. Towson Community Bank also is operated as a division of AmericasBank.

"Our strategy is to identify and hire top local banking leaders in each community as we open new banking centers," said AmericasBank President and CEO Mark H. Anders. "Ellen fits that mold and so does Eric. He's President of the Rotary Club of Annapolis, so he's clearly a major player in the Annapolis civic community as well as in the banking community in the region. He's the kind of banker we want to head up our community banking centers."

Anders also said that Edstrom's hiring, like Fish's, underscores AmericasBank expansion philosophy. "AmericasBank is becoming a family of community banking centers organized to look, act, and feel like independent local banks," he said. "We believe that small, independently-operated community banking centers can be highly profitable by providing the personal service and common sense solutions not offered by big banks.

"A family of such banking centers offers the opportunity for steady, controlled growth and above-market investment returns, and Eric will be a key part of this approach for us."

Edstrom has over 35 years experience in banking and finance, primarily in Annapolis and on Maryland's Eastern Shore. He worked with Anders for several years at BankAnnapolis, which Edstrom joined in 1999.

Since 2004, Edstrom has served as COO and CFO for The Whitmore Group in Annapolis, gaining crucial insights from the business side into the what works and what doesn't in how banks serve their local customers.

Edstrom is also well-connected with the Annapolis community, where he and his wife of 36 years, Wendy, first settled in 1973. Edstrom is immediate past Chairman of the Administrative Council of the Eastport United Methodist Church and a Trustee of the Annapolis Masonic Lodge and Treasurer of York Rite. He also serves on the Partnership Board of United Way for Anne Arundel County and is on the Board of Wellness House, Inc. Additionally, Edstrom is an adjunct instructor at Columbia Union College and Anne Arundel Community College.

His many years of service with innumerable civic groups, governmental advisory boards, and business associations have given Edstrom a keen understanding of his community's needs, and Edstrom said Annapolis sorely misses the kind of community banking that once dominated the market.

"During the last decade with the sale of Farmers National and now the sale of Mercantile's Annapolis Bank and Trust, Annapolis has become dominated by large banks based out of state," he said. "So while the Annapolis banking market is fiercely competitive on the retail side, we see a good opportunity for a community bank with a more narrow focus. We won't be all things to all people, but we will be significant to a few, and we'll keep the operation small, intimate, and local so that we can offer creativity, flexibility, and responsiveness. That's the essence of our customer service model."

AmericasBank also announced the hiring of Erik M. Chick, who joins Annapolis Community Bank as a Senior Vice President with responsibility for all residential and commercial mortgage lending. Like Edstrom, Chick worked at BankAnnapolis, where he served as Vice President of Mortgage Banking from 1998 until taking the AmericasBank post.

"Erik Chick is another great addition to the team of bankers we expect to hire in Annapolis," said Edstrom.

The Company expects to have six to eight lenders and business development people working at Annapolis Community Bank by this time next year. AmericasBank will soon announce a late summer opening date for its community banking center in Annapolis.

ABOUT AMERICASBANK CORP.
AmericasBank Corp. is the parent company of AmericasBank, a Maryland-chartered commercial bank headquartered in Towson, Maryland. AmericasBank is dedicated to contributing to the growth and prosperity of the communities it serves, with a special focus on serving the needs of the business community and promoting home ownership.

The statements in this press release that are not historical facts constitute "forward-looking statements" as defined by Federal Securities laws. Such statements, regarding AmericasBank Corp.'s anticipated future results of operations, are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: the risk that AmericasBank Corp. may continue to incur losses; the possible loss of key personnel; the inability to successfully implement strategic initiatives; risk of changes in interest rates, deposit flows and loan demand; risk associated with having a large percentage of residential real estate loans secured by investment properties; risk of an industry concentration with respect to deposits; risk of credit losses; risks associated with residential mortgage lending, including acting as a correspondent lender; risk associated with a slowdown in the housing market or high interest rates; the allowance for loan and lease losses may not be sufficient; operational risks of the leasing companies to which AmericasBank has extended credit in connection with the lease portfolio; dependence on third party vendors; risk of possible future regulatory action as a result of past violations of the Real Estate Settlement Procedures Act; as well as changes in economic, competitive, governmental, regulatory, technological and other factors that may affect AmericasBank Corp. or AmericasBank specifically or the banking industry generally. Forward-looking statements speak only as of the date they are made. AmericasBank Corp. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information, please refer to the AmericasBank Corp.'s filings with the U.S. Securities and Exchange Commission and available at their web site www.sec.gov.